UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2007

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 1, 2007, TIBCO Software Inc. (“TIBCO”) entered into an amendment to the Promissory Note, in the original principal sum of $54,000,000, in favor of Sunamerica Life Insurance Company amending the interest to a rate of 5.50% per annum.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On June 5, 2007, pursuant to an Agreement and Plan of Merger dated as of April 30, 2007 (the “Merger Agreement”) by and among TIBCO, Thunderbolt Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TIBCO (“Merger Subsidiary”), and Spotfire Holdings, Inc., a Delaware corporation (“Spotfire”), TIBCO acquired all the outstanding equity of Spotfire, a leading provider of next-generation business intelligence software, for approximately $195 million. The acquisition was completed through the merger of Merger Subsidiary with and into Spotfire (the “Merger”), with Spotfire becoming a wholly owned subsidiary of TIBCO.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of TIBCO Software Inc. dated June 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: June 6, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of TIBCO Software Inc. dated June 6, 2007.